UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09727 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 6, 2006, Rothstein, Kass & Company, P.C. (“RK”) resigned as Patient Safety Technologies, Inc.’s (the "Company") independent accountants.

Except for a “Going Concern” disclaimer issued by RK in connection with the audit of the Company’s and its subsidiaries’ financial statements for each of the two prior fiscal years ended December 31, 2005 and 2004, respectively, the reports of RK on the Company’s and its subsidiaries’ financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and up to the date of this Current Report, there have been no disagreements with RK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of RK would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years the former accountant did not advise the Company with respect to items listed in Regulation S-K Item 304(a)(1)(iv)).

The Company has requested that RK furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed with this Current Report on Form 8-K as exhibit #16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Copy of the letter furnished to the Company by Rothstein, Kass & Company, P.C. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: October 12, 2006	By:	/s/ Lynne Silverstein
	Name:	Lynne Silverstein
	Title:	Chief Executive Officer